Exhibit 3.38

Articles of Association of ENSCO Arabia Limited (A Single Shareholder Limited Liability Company) Whereas, the following party: ENSCO Maritime Limited, a company incorporated under the laws of the Bermuda Island, with its registered office at O'Hara House, 2 Bermudiana Road, Hamilton, Bermuda HM 08, Bermuda Island. (hereinafter referred to as the "Capital Owner") have established ENSCO Arabia Limited, a limited liability company with commercial registration No. 2051016287, dated 01/0l/1413H, whose Articles of Association were notarized before the Notary Public dated 18/11/ 1413H, and its latest amendments Articles of Association were notarized before the Ministry of Commerce in Riyadh under the No. I 00002118 dated 13/01/1442H (the "Company"); b Jk. ~ 0.1 ~\ .:! .. ·•1 1 .< ... :\ ~ > J --n..r- .,--, y.,, (o.lJ.la.4 ~J.:,..- c.:i\j .l;\.\J ~ ~~) ;A......,\ ~I u _):,.ll ~ .ill lliJ Wl!J tu......_;.o :i.S~ 1/'J ,~ f':!U,Jl..t _,s......i! ~~ , <J'I JlA I .JlA J 1 t) ~ )\ \.A fi y ~U b J-4 ...>! o .>.!.. ►.. :i..J:..i )I O.):!_►.. , ,08 ?l Jul l..l_JA...}! ,0~1..A ,..lJ_J Liy~_);H 2 .. l..iJ-4...>! ("JWI u,wlJ ~"-1 .i,y ~ 4-.l ).,!..u) -::ii~ :i.S • . _.\ ,o..i ~I A...u •- 11 .< ~1 :i.S ,. \:i Y" ,.,,---J J ... ..r- J-"""", Y" ~ 61.JIJJ ,2051016287 ~.J<.f.J~~ ,0..iJ~;t:!h,....... J~l c..,.u'lS ~-s.l.l ~\:i .llc ~IJ-A 1413/01/01 ~\:i ..ii,J J.l.a:i .>=-I ~IJ .J.1413/11/18 Cl.Jut} C:1.J\JJ 100002118 ~...>! ~y)I ~ o.J\.;.:ill o)jJ -s.l.l .. ("~~\"-! UA lb.':/ 4-J .J~)-Al442/01/13 Whereas, the Capital Owner wishes to amend Article (1) r""L,i ~WI (1) o..iWI Ji~ JWI <J'll.J ~ 1..:-lC .>.! ~J relating to the Company's name. .:i.S ~I Now, Therefore, the Capital Owner has resolved the following: First: The preamble above shall constitute an integral part of these Articles of Association. Second: The Articles of Association of the Company in their entirety shall be amended and restated in accordance with the Companies Law, issued by Royal Decree number M/3 dated 28/01/1437H, its regulations and in accordance with the Foreign Investment Law issued by Royal Decree number M/ 1 dated 05/01/1421H and as per the below terms and conditions: :~Jl ...ii,JI 1~ · 1 · .. ':I 1i:- · o)lc.l , ... •:11 - . UA ~ y.,. ~ ~

Article (1): Company's Name: The name of the company shall be "ENSCO Arabia · • :i.S • ,o.i ~\ :i..u -- 1 \ -< .:\ :i.S •11 .&. :i.S • •.q I ~ Y-" J ... ..r-J-'"""'. Y-".r J"""f""" Company Limited, a Single Shareholder Company" (the ~J.,_...... ul~ ~IJ ~ ;i,S~ </'J .("~~I") 11 ~\J "Company"), a single shareholder limited liability .o.iJ.i.:...o company. Article (2): Company's Objectives: :~,;-!JI (,.IQl,el :~~I o.1WI The objectives for which the Company is formed are: :<.I' ~l tJA :i.Sy:.11 ~fi ~\ l..}"'\y:. \ti 0) 1. Drilling of oil fields, . .hill\ .J4i _;h .1 2. Drilling of natural gas fields, .~\ jWI .J4i _;h .2 3. Services related to oil extraction except surveying .~\ wL..i.:.. "\..ti:i....,4 .bill\ rty:,,,:;.....4 ~\ wL..i.:...ll .3 services; and 4. Services related to natural gas extraction except wL..i.:.. \..ti:i....,\..J - .. t.l\ ·w1 . I -- w ~I wL..i.:...l\ 4 " -~.J C~- . surveying services. .~I in accordance with the license of the Ministry of cutiJ 122030115056 l°'9.J .JWlu.'J'I o)jJ ~jil\.iiJ Investment No. 122030115056 dated 0l/0l/1413H .(e-1997/07/02 '-'91_,.JI) ...A.1413/01/01 ( corresponding to 02/07 / I 997G) . Article (3): Participation and Merger: The Company may own a shareholding interest in other existing companies, or merge therewith; as well as participate with others in the establishment of joint stock or limited liability companies after fulfilling the requirements set forth by all relevant laws and instructions. The Company may also dispose of said stock or shares on the condition that trading therein will not be for brokerage purposes. Article (4): Company's Head Office: :~.;,wll u:::'#:VI JS..>.JI :~1)1 o.1WI The head office of the Company shall be in the City of ~\ :i.S y:.11 J .~\ ¼.i..o ~ :i.S y:.11 ~ )I fi ..,JI ufa. Khobar, Kingdom of Saudi Arabia. The Company may tu ·-'I ~\ · · j · tS..o 1 I\ ')\ I.A ·.< ~ • , . ..r-' ~ ~ u .; .s'. ~ ~ .JA ~ transfer its head office to any other place in the Kingdom C.JL:.. JI/ J Ji,.l.i 4.l t:J..>9 cl.:i:isl ~ ~\ 4.l J ~.i ~\ of Saudi Arabia and may establish branches within and/or 0"!.J ~ :WI.JA! i!l.l~ :i.S~I ~ ~\ L. __,.:i.o ~\ outside the Kingdom if the interests of the Company so require and subject to the Capital Owner approval, .~\ ~fi:J\ wl+;JI :WI_,... u-6 Jy.=JI ~J JWI subject to approval by the relevant government - authoriti~. • ~ t ,~c .. J ,. nu in.e t.T1c"t Minis\rJ o1 cm .._;,1-1.,r"'~

Article (5): Duration of the Company: The Company has been formed for a period often (10) Gregorian years starting from the date of its registration in the Commercial Register in the Kingdom of Saudi Arabia. The Company's duration may be extended for other periods prior to the expiry of the effective term pursuant to a resolution adopted by the Capital Owner. Article (6): Capital: The Company's capital shall be two million Saudi Arabian Riyals(SAR 2,000,000) divided into two thousand(2,000) shares of equal value of one thousand Saudi Arabian Riyals (SAR 1,000) each: Capital No. of Value of Share Total (SAR) Percentage Owner's Name Shares (SAR} ENSCO 2,000,000 Maritime 2,000 1,000 100% Limited Total 2,000 1,000 2,000,000 100% Article (7): Capital Ownership The liability of the Company's Capital Owner shall be limited to the funds allocated by him as capital for the Company. In the following cases, the Capital Owner shall be personally financially liable for Company's obligations towards third party, with whom he conducted business on behalf of the Company: I. If, in bad faith, the Capital Owner liquidated the Company or ceased its activities prior to its expiration or prior to the achievement of the objectives for which it was established. 2. If the Capital Owner failed to segregate Company business from any of the other affairs of the Capital Owner. :~,r!JI o.l.. :'-..~1 o.iw1 cul:.i 0,o l~ ~.)~ ul_,1... (10) ofa- o.l.41:l.Sy:JI ~L ..l-4 j~J -~.)..,,._..J\ ¼y.ll :l.SL..J4 ',$.J~I ~\~IA¥ LY'\) .illt...JI 0-- )fa. ._sy,,.l .).l-4 -u~I J:13 :i.sy:.11 J;,.1 ..JWI :JL..l\ LJ:'11,) :;;_.,.,.il...JI o.iW\ • .J 2,000,000) ':f.)Y-'-" J!.-i.J ~~ :l.Sy:JI JL. L>"l.J .)~ .. t(' w ~\ ti L...:i.o :i....a.:.. (2 000) ·. -~1 1 1 1 L.w.i.o ,( u-> .. .. , . .J ' U:f'-' i...r, .L)" :~Lo~ .J (.L>" . .J 1,000) ':f.)Y-'-" J~ u.!l :i....a.:.. 4,...ill ~l ~ ,l$, u,,1_;~1""", t..aa.11 ~I J\.,411 µ1~. %100 2,000,000 1,000 2,000 . Y"' ..fu.il li, lA - ~ ,.) %100 2,000,000 1,000 2,000 e~' JWl (,)"'I,; ~ :~L..Jl o.iWl JL. 0,o ~ Lo u1=, JWI LY'l.J ~ 9 .J-"""4 ~ ~ 'i.J_;.- JWI LY'I.J ~ ufa.J ,:l..Syill JL. L>"l.J u.Ail '?.~I .J:li.ll ~I_,.. <) :l.Sy:.11 uLoljlll uc t..:.W\ <1..11_,..l ·U\11 JI )'\ . .J :l.S · •I\ Li~ J,.iW ·- ~ ~ ..J"'"'f"""' . t..:.WI <IJLocl.J :l.Sy:.11 JL.oc.l 0:!-! ~ r1 \j) .2 ..LSY,,. ';I 3. If the Capital Owner conducted business on ~~\ J,i! :l.S~I ~Y~ 'iLoc.l JJ\j \jJ .3 behalf of the Company prior to it gaining its legal .. _ -- .~)+ic 'ii ~\ personality status. ... ,a, ;\-.A, ~ din. M1n1!it /cl • ~ ,.1,...: _,.J I t,,--t

The Capital Owner may increase the Company's capital by raising the nominal value of shares or by issuing new shares. The Capital Owner may also decide to reduce the Company's capital if said capital exceeded its needs or if the Company incurred losses amounting to less than half of its capital, in accordance with the provisions of Article 177 of the Companies' law.

ويجوز لمالك رأس المال زيادة رأس المال عن طريق رفع القيمة الاسمية للحصص أو عن طريق إصدار حصص جديدة. و للمالك أن يقرر تخفيض رأس مال الشركة إذا زاد على حاجتها أو منيت بخسائر لم تبلغ نصف رأس المال، وذلك وفقاً للأحكام الواردة بالمادة (السابعة والسبعون بعد المائة) من نظام الشركات.

Article (8): Management of the Company

المادة الثامنة: إدارة الشركة

8.1. Appointment of the General Manager of the Company: The Company shall be managed by a general manager who shall be appointed by the Capital Owner by written notice. The Capital Owner may remove the Company's general manager at any time by written notice to the Company, without prejudice to his/her right to compensation if the removal is without legal cause or at an improper time. In the event that the Company's general manager is removed or resigns or becomes incapacitated or otherwise unable to serve for any reason, the Capital Owner shall promptly appoint a replacement in accordance with this Article (8)

1-8 تعيين المدير العام: يتولى إدارة الشركة مدير عام يعينه مالك رأس المال بإشعار خطي موجه للشركة. ويجوز لمالك رأس المال أن يعزل مدير الشركة في أي وقت بإشعار خطي يوجه للشركة، مع عدم الإخلال بحقه في التعويض إذا كان هذا العزل بدون سبب مشروع أو حدث في وقت غير لائق. وفي حالة عزل مدير الشركة أو استقالته أو عجزه أو إذا أصبح بشكل أو بآخر غير قادر على القيام بمهام عمله لأي سبب من الأسباب، فعلى مالك رأس المال في أسرع وقت أن يعين بديلا له وفقا لهذه المادة (8).

8.2. Authority of the General Manager of The Company: The general manager of the Company shall manage the Company in the best interests of the Capital Owner and in accordance with the laws and regulations of the Kingdom and these Articles of Association, and shall have the following authorities:

2-8 صلاحيات المدير العام : يتولى المدير العام إدارة أعمال الشركة بما يحقق مصالح مالك رأس المال ويتوافق مع أنظمة ولوائح المملكة وهذا العقد، وتكون له الصلاحيات التالية:

1. to represent and act on behalf of the Company before all third parties private or public, including Government ministries and agencies, financial institutions, public notaries and all courts and administrative tribunals;

1. تمثيل الشركة والتصرف نيابة عنها أمام الغير، سواء كان جهة خاصة أو عامة، بما في ذلك الوزارات والجهات الحكومية والمؤسسات المالية وكتابة العدل وجميع المحاكم والقضاء الإداري

2. to negotiate, enter into, execute and perform contracts, agreements, leases and other documents and transactions on behalf of the Company;

2. التفاوض وإبرام وتوقيع جميع العقود والاتفاقيات وعقود التأجير وغيرها من الوثائق والتعاملات الأخرى باسم الشركة.

3. to file claims and commence lawsuits- to file pleadings and defenses- to hear cases and respond thereto- to acknowledge - reject - to reconcile - to settle- to bring witnesses and to produce and contest pieces of evidence- to

3. المطالبة وإقامة الدعاوى - المرافعة و المدافعة - سماع الدعاوى والرد عليها - الاقرار- الإنكار - الصلح - التنازل - إحضار الشهود والبينات والطعن فيها - الإجابة والجرح والتعديل - طلب اليمين و قبوله ورده - طلب الحجز والتنفيذ - المطالبة بتنفيذ الأحكام - قبول

وزارة التجارة والاستثمار
Ministry of Commerce and Investment
فرع الرياض

respond, contest and amend- to direct, accept, and reject an oath- to request attachment and enforcement measures- to claim enforcement of judgments- to accept and deny judgments- to challenge judgments and lodge appeals- to request the re-examination of a case- to receive, deliver and collect judgment deeds- before general, administrative, commercial and labor courts and the enforcement courts - before labor organizations- and the Public Prosecutor - to contact the municipal authorities all enforcement courts - and police stations - to contact all relevant government and non-government agencies- to complete all required procedures and to sign as required for that purpose, to negotiate, and appoint arbitrators; 4. to open and operate bank accounts, including withdrawing from accounts and depositing therein; to sign checks, electronic banking documents, bank access agreements, payroll agreements, to make electronic payments and transfers, and to close bank accounts; 5. to obtain and utilize all types of loans from commercial banks, government funds or other lenders and to give guarantees and issue bank guarantees, letters of credit and all types of negotiable instruments; and 6. to hire and fire the agents and employees of the Company and determine their wages, benefits and other terms and conditions of employment; to apply for work visas, exit and re-entry and final exit visas to the Company's employees and sponsorees and to transfer and assign their sponsorship. 4,clyl :Uts.i ~J.).11 J..-:i...lJ uk- J~I .5 ~l.))'I t.J:!.lli..:.J ~.JL;..:ill <11_,.i,JI 04 \+i~J wLilo.....JI \.he.I · · -~-'I · ...a. ue.. -<-11 r, ,J ~..?""' (.)A ,-~J c.r~ ).l.t..a!J .iWc. ';/ I w~Ll:.i.. J ~I wLilo.....JI ).l.t..aJJ ..~.JL;..:ul JI.JJ";/1 tl.J-il :UlS 4-4.li...ll 04 ~...>'-""J :i.S~I ~_,....J r-)1.SJ ~J .6 ...bJY:. 04 <lll~ J#-J r+i1J41--IJ ~.J..?.l .l;!..b,..JJ (JyJIJ J-jl wl~li yl.bJ !~jill r-ts:..l., :i.S~I ~foJ ~_,.J ~~I (JyJIJ o.i~IJ ..4-ic- JJLi:m., ~':luS JijJ The general manager may delegate authority to any ~ w; ,~ i;":l .i..i~~ <.JAi.fa r-WI y...l..Jl J>?-:/J Person and revoke such delegations in whole or in part. Lu · I \...JS · -~~1 1 I~ r-WI .i.l . - Y!- J - U"":!J""" . Article (9): Auditors The Company shall have an Auditor (or more) to be ~ [..eL,1 "1J~ ~ly :i.Syill ufa. ul ~ selected from amongst auditors licensed to work in the "'"~ ~ ~I ~ ~ ~ ~_;..JI w~l.....:JI ~ly Kingdom. The ~hareholders G_ ener~I _Assembly s~all ~llits...Y .t.:ilsts... J.~J J~ 4...AWI ~I~ ~.i~I appoint such Auditor and determine h1s/Jts compensation \ L _ _ . - .. '\,1;'.:, ~-- -.: 't '~i"e!~:nc",t ; C • l t.11n~\<1 • . ....... u~,u,~

and term of engagement. The Assembly may, at any time, remove the Auditor without prejudice to his/its right in compensation if such removal occurs at an inopportune time or was not based on lawful cause.

Article (10): General Assembly

The Company Shall have a General Assembly, which shall be convened by invitation from the general manager as set forth in these articles of association, and shall meet at least once per year within four months subsequent to the end of the company's fiscal year. The General Assembly may be called to convene at any time pursuant to a request by the general manager or auditor or the Capital Owner. Minutes shall be drafted summarizing the General Assembly deliberations, with such minutes, General Assembly resolutions recorded in a special register prepared by the company for that purpose. The agenda of the general assembly must, in particular, include the following:

1. To review and approve the general manager's report on the Company's activities and financial position in the fiscal year, the Auditor's report.
2. Discuss and approve financial statements.
3. Decide on the percentage of profits to be distributed to the Capital Owner.
4. Consider and take any appropriate decision in relation to any of the foregoing matters;.
5. To appoint or reappoint the Auditor and fix his/its fees.

Article (11): Fiscal Year

The Company's first fiscal year commenced from the date of its registration in the commercial register and ended on 31 December 1993. The duration of each subsequent fiscal year shall be twelve (12) Gregorian months.

The general manager shall, within three (3) months following the end of such fiscal year, prepare a report describing the Company's activities and financial position and including its recommendations as to the distribution of profits. The general manager shall send to the Companies' Department at the Ministry of Commerce

ومدة عمله/عملهم. ويجوز للجمعية أيضاً في كل وقت تغييره مع عدم الإخلال بحقه في التعويض إذا وقع التغيير في وقت غير مناسب أو لسبب غير مشروع.

المادة العاشرة: الجمعية العامة

يكون للشركة جمعية عامة تتكون من مالك رأس المال. وتعقد الجمعية العامة بدعوة من المدير العام، على أن تعقد مرة على الأقل في السنة خلال الشهور الأربعة التالية لنهاية السنة المالية للشركة. وتجوز دعوة الجمعية العامة في كل وقت بناء على طلب المدير العام أو مراجع الحسابات أو من مالك رأس المال. ويحرر محضر بخلاصة مناقشات الجمعية العامة وتدون المحاضر وقرارات الجمعية العامة في سجل خاص تعده الشركة لهذا الغرض. ويجب أن يشتمل جدول أعمال الجمعية العامة للشركة في اجتماعها السنوي بصفة خاصة على البنود الآتية:

1. مراجعة واعتمادتقرير المدير العام عن نشاط الشركة ومركزها المالي خلال السنة المالية، وتقرير مراجع الحسابات.
2. مناقشة القوائم المالية والتصديق عليها.
3. تحديد نسبة الربح التي توزع على المالك.
4. النظر في واتخاذ أي قرار مناسب بشأن أي من الأمور السابق ذكرها؛
5. تعيين أو إعادة تعيين مراجع الحسابات وتحديد أتعابه.

المادة الحادية عشر: السنة المالية

بدأت السنة المالية الأولى للشركة اعتباراً من تاريخ قيدها في السجل التجاري وانتهت في 31 ديسمبر 1993م وتكون كل سنة مالية بعد ذلك اثني عشر (12) شهراً ميلاديا.

يعد المدير العام للشركة خلال ثلاثة (3) أشهر من انتهاء السنة المالية للشركة ميزانية عمومية وحساب الأرباح والخسائر وتقريراً عن نشاط الشركة ومركزها المالي، وأن يرسل إلى الإدارة العامة للشركات بوزارة التجارة وإلى مالك رأس المال

وزارة التجارة والاستثمار
Ministry of Commerce and Investment
فرع الرياض

and the Capital Owner a copy of these documents, together with a copy of the auditor's report, within one (1) month of the date of preparation.

صورة من هذه الوثائق وصورة من تقرير مراجع الحسابات وذلك خلال شهر (1) من تاريخ إعداد الوثائق المذكورة.

Article (12): Profits and Losses

المادة الثانية عشر: الأرباح والخسائر

The annual net profits of the Company, after the deduction of general expenses shall be distributed as follows:

توزع أرباح الشركة السنوية الصافية، بعد خصم المصروفات العمومية والتكاليف على النحو التالي:

1. The Company shall set aside ten percent (10%) of such profits to constitute a statutory reserve. The Capital Owner may decide to cease setting aside this reserve when it reaches thirty percent (30%) of the share capital of the Company.

.1 تجنب الشركة نسبة قدرها عشرة في المائة (10%) من الأرباح الصافية لتكوين الاحتياطي النظامي. ويجوز لمالك رأس المال أن يقرر وقف هذا التجنيب متى بلغ الاحتياطي المذكور ثلاثون في المائة (30%) من رأس مال الشركة.

2. The balance of the profits shall be distributed to the Capital Owner, unless the Capital Owner decides to form other reserves or to carry forward all or part of the profits balance to the following fiscal year.

.2 الباقي يكون من حق مالك رأس المال مالم يقرر تكوين احتياطات أخرى أو ترحيل رصيد الأرباح كليا أو جزئيا للسنة المالية التالية.

3. If Losses are incurred, such losses shall be borne by the Capital Owner, or carried forward to the following fiscal year. No profits shall be distributed until the losses are fully covered.

.3 وفي حالة تحقيق خسائر، يتحملها مالك رأس المال أو يتم ترحيلها للسنة التالية. ولا يتم توزيع الأرباح إلا بعد استهلاك تلك الخسائر.

4. If the Company's losses reach one-half of its capital, the Company's general manager shall have such incident recorded in the Commercial Register and call the Capital Owner for a meeting within a period not to exceed ninety (90) days from the date on which he/they became aware of the extent of said losses, in order to consider whether to continue or dissolve the Company. The resolution of the Capital Owner to continue or dissolve the Company shall be announced in the manner provided for under Article 158 of the Companies' Law. The Company shall be deemed to be terminated by force of law if the general manager fail(s) to call the Capital Owner for a meeting or if the Capital Owner cannot pass a resolution for continuing the Company or dissolving it.

.4 وإذا بلغت خسائر الشركة نصف رأس مالها، وجب على المدير العام للشركة تسجيل هذه الواقعة في السجل التجاري ودعوة مالك رأس المال للاجتماع خلال مدة لا تزيد على تسعين (90) يوماً من تاريخ علمه ببلوغ الخسارة هذا المقدار للنظر في استمرار الشركة أو حلها. ويجب شهر قرار مالك رأس المال سواء باستمرار الشركة أو حلها بالطرق المنصوص عليها في المادة 158 (الثامنة والخمسين بعد المائة) من نظام الشركات. وتعد الشركة منقضية بقوة النظام إذا أهمل المدير دعوة مالك رأس المال أو تعذر على مالك رأس المال إصدار قرار باستمرار الشركة أو حلها.

وزارة التجارة والاستثمار
Ministry of Commerce and Investment
فرع الرياض

Article (13): Company's Expiration The Company may be dissolved for any of the reasons for dissolution contained in Article I 6 of the Companies Law and these articles of association. Upon the Company's dissolution it shall enter the stage of liquidation in accordance with the provisions of Chapter IO of the Companies Law. In case of voluntary liquidation, the following shall be observed: 13. I. 13.2. A report certified by a chartered accountant licensed to practice in the Kingdom of Saudi Arabia shall be prepared regarding the financial status of the Company as of the date of issuance of the Capital Owner's resolution to dissolve and liquidate the Company establishing the Company's ability to discharge its obligations and its debts vis-a-vis third parties. All entitlements of creditors must be paid in full or a settlement entered into with them. Otherwise, the Company shall not be liquidated until after a decision is issued by the relevant judicial authority announcing the bankruptcy of the Company pursuant to a request by the creditors or the Company in accordance with the Laws. Article (14): General Provisions ~,el ~Waijl :fa ~\ill ~.1WI (16) o.lWI ~ o.l)_,ll ~~'ii y4',,1 .l.:i..Y ~yhll ~ J:.,ii 4-,j~l/J d~ ~lill .lie .ll.JAJ w\Syhll /'\.hj 0-4 l"\.hj 0-4 (10) _.>S.WI y4ll r~'i iliJ ~I .JJ.l <} ..w\Syhll · "';ii ~WI ·.L :i..i lu:..')1I ~1 :i...ll:.. . .J ~1 olcl ·"F I'~ .. .) . . - ~ Y' t'° 1-13 2-13 14.1. The Company shall besubjecttoall lawsineffect ~I ~ ~) .•. JI :i....J:u')I :UIS.I ~yhll ~ 1-14 in the Kingdom of Saudi Arabia. .~.l_,,....JI ~yJI 14.2. All matters not governed by these Articles of ..illl.i ofa, ~ J1 .fu.ll I~~~~~ .l.J:l ~ I~! 2-14 Association or otherwise decided by the Capital ,w\Syhl\ /'\.hj ~ ~ JWI U"l.J Owner shall be governed by the Companies Law. 14.3. In the case ofa discrepancy between the Arabic ~\J c.$~'/1 ~\ 0.1-! u:'.)l;.. .l.Y!-J UL:..~ 3-14 and English texts the Arabic text shall prevail. .~yJI ~ ~ ,~yJI _ .. 'i}Jj , • d\n1 1'1ni:.tryd _;1.-l..,.:1~

Article (15): Counterparts: These Articles of Association have been executed in several counterparts of which each party shall receive one counterpart. The remaining counterparts shall be submitted to the competent authorities for purposes of updating the Company's information in the Commercial and Companies Registers. :Jla.31 ~ :~ t.-w1 o.1w1 4-..i..o ~ u__>b JS ~IJ ~I u-o .i~ u-o .i.i.JI I~ .JY:,. ~~ ~I d·-tl ~ .... l\ ~ .l.i:i ,'-·- t_ll - 'ii"":""" e,- - . f' J ~ .JAi u,,o.,u.i ..<,f.Jt.;..:ill J;......JIJ wlSy::.11 ~ 4.Sy:.11 d.A_,k.., IN WITNESS WHEREOF, these Articles have been executed. . ~ .~ .~11 l .Ji\ .ii,J\ I~ J - " ,~j '"" \j1 • -~·\ •i.=" _,... r..r J J 1..,-..-' J-l ~ ~ ,- , ENSCO Maritime Limited 4 f':!~_;L. .,s.....l! '-S_,..;. By: -~ Name: -c)_),A\f>;lf Title A~0-\Qor3o1-. 0 ~~ <-:-1~ ~